UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                         □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                    □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2018 results was made November 1, 2018 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2018 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

November 2, 2018	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.0	Press Release: Data I/O Reports Third Quarter 2018 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Third Quarter 2018 Results

Continued Financial Strength and Excellence in Programming Technologies;

Announces $2 Million Share Repurchase Program

Redmond, WA, Thursday – November 1, 2018 -- Data I/O Corporation (NASDAQ: DAIO), a leading global provider of advanced data programming and security provisioning solutions for flash-memory, flash based microcontrollers, secure elements and authentication ICs, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•       Net sales of $6.5 million

•       Bookings of $7.0 million

•       Gross margin as a percentage of sales of 63.0%, above target of 57%

•       Net income of $342,000 or $0.04 diluted earnings per share

•       Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of $1.0 million

•       Cash/securities of $18.9 million at end of 3Q18; No debt

•       Continued automotive electronics traction

o   Automotive represented 58% of bookings year to date

o   Won fourth award for universal flash storage (UFS) support on Lumen®X programmer

o   Bosch Agreement was extended by 2.5 years and UFS products were added

•       Momentum for SentriX® Security Provisioning Platform

o   4th system deployment to a US-based customer

o   Partnership with DigiCert to enable PKI certificate management

o   Joined the Trusted Firmware project alongside Board members from ARM, Texas Instruments, Google, Cypress Semiconductor and Linaro

o   Presented at Arm TechCon 2018 and IoT Device Security Summit in October

•       Subsequent to the end of the third quarter, the Company’s Board of Directors authorized a $2 million share repurchase program to be implemented in the fourth quarter and run for one year

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Commenting on the third quarter, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “Now three quarters through 2018, we remain confident in the strength of our business and the progress we are achieving as we maintain focus on our long term growth strategies in the automotive electronics and Internet of Things (IoT) markets.  The Company’s incredibly strong performance in 2017 created challenging comparables for 2018, particularly with programming center customers working through their capacity from strong orders last year.  While certain segments for equipment sales have declined from last year, we were pleased with the overall increase in September activity which brought bookings in the third quarter to $7.0 million.  This heightened bookings activity continued into October.  We continue to invest for the long term, and deliver continuous business process improvement measures to fortify our current operations and financial position.

“In the third quarter, we also announced a 2.5 year extension to our 5 year supply agreement with Bosch and included Universal Flash Storage (UFS) support.  UFS is the next generation of managed NAND technology and is considered a necessary protocol as 1 terabyte or more in memory will be needed for infotainment in automobiles and other processing requirements.  Automotive electronics continues to be our primary growth driver and remained strong in the third quarter, delivering 61% of our bookings.

“Continued R&D investments enabled significant advancements for our SentriX® Security Provisioning platform as well.  SentriX is the model for the industry in helping IoT and other electronics manufacturers of any size and volume provision secret credentials into their devices in a secure and cost-effective manner.  During the third quarter, we deployed our 4th SentriX system to a partner in the United States.

“We expanded our partner activities in the quarter as well. DigiCert was added for certificate management and marks our 12th partner for the SentriX platform that includes some of the world’s largest silicon manufacturers, security technology specialists and programming centers.  Based upon our recent engagements with microcontroller suppliers and their partners, it is abundantly clear that future microcontroller products will feature security, and we are well positioned with our SentriX platform and strategy.

“The third quarter was also strong for operational and financial performance.   Gross margins in the third quarter set a modern era record at 63%.  In the past six years, our annualized gross margins have increased from about 48% to over 59%.  With our operating performance, outlook for continued long term growth, strong financial condition, and mission to deliver value for shareholders, the Board has authorized a stock buyback program to begin in the fourth quarter for one year with a provision for a total of $2 million in share repurchases.”

Financial Results

Net sales in the third quarter of 2018 were $6.5 million, as compared with $9.6 million in the third quarter of 2017, and $7.2 million in the second quarter of 2018.  The year-over-year decline in sales was a result of substantial demand during 2017, particularly for automotive electronics and programming center customers.

For the 2018 third quarter, gross margin as a percentage of sales was 63.0%, an improvement as compared to 62.1% in the third quarter of 2017, and 59.0% in the second quarter of 2018.  The third quarter 2018 level is higher than we had anticipated due to product mix, and favorable currency impacts.  Cost reduction and manufacturing improvement efforts also contributed to the strength of our gross margins.  We are ahead of schedule on realizing the benefits of these initiatives for 2018, although certain tariffs and commodity prices have partially mitigated the overall impact.

Total operating expenses in the third quarter of 2018 were $3.7 million, down from $4.1 million in the 2017 period, and $4.0 million in the second quarter of 2018.  Spending on research and development to support the Company’s two primary initiatives was $1.8 million which is flat as compared with both the third quarter of 2017 and the second quarter of 2018.  SG&A expenses of $1.9 million in the third quarter of 2018 were down from $2.3 million in the third quarter of 2017 and $2.2 million in the second quarter of 2018.  The spending as compared with prior periods primarily reflects reduced commission payouts due to lower sales and lower incentive compensation accruals.  The Company continues to actively engage in market development initiatives for its SentriX platform while emphasizing ongoing expense management practices.

Operating income was $404,000 for the third quarter of 2018, down from $1.8 million in the third quarter of 2017, and up from $246,000 in the second quarter of 2018.  Net income in the third quarter of 2018 was $342,000, or $0.04 per diluted share, compared with net income of $1.7 million, or $0.20 per diluted share, in the third quarter of 2017 and $486,000, or $0.06 per diluted share, in the second quarter of 2018.  Included in non-operating income are a currency gain of $108,000 for the third quarter of 2018, a currency loss of $66,000 in the third quarter of 2017 and a currency gain of $269,000 for the second quarter of 2018.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $742,000 in the third quarter of 2018, compared to $2.1 million in the prior year period and $796,000 in the second quarter of 2018.  Adjusted EBITDA, excluding equity compensation, was $1.0 million in the third quarter of 2018, compared to $2.3 million in the prior year period and $1.3 million in the second quarter of 2018.

Bookings in the third quarter of 2018 were $7.0 million, compared to $8.2 million in the third quarter of 2017, and $7.2 million in the second quarter of 2018.  As previously disclosed, the Company experienced a sharp increase in bookings in September 2018 as compared to earlier in the third quarter.  This higher level of order activity toward the end of the third quarter contributed to backlog at September 30, 2018, of $3.1 million, as compared with $1.9 million at June 30, 2018.

Data I/O’s financial condition remains strong with cash at $18.9 million at September 30, 2018, up from $16.6 million at June 30, 2018, and $18.5 million at December 31, 2017.  Cash at the end of the third quarter as compared to the end of the second quarter of 2018 reflects a decrease in accounts receivable of $2.6 million due to strong collections.  Net working capital of $20.6 million at September 30, 2018, increased by $400,000 from $20.2 million at June 30, 2018, and by $1.1 million from $19.5 million at December 31, 2017.  The Company continues to have no debt.

Conference Call Information

A conference call discussing the third quarter ended September 30, 2018, financial results will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial (612) 288-0329, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial (320) 365-3844, access code: 455943.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, industrial/Internet-of-Things and consumer electronics markets and their programming center and contract manufacturing partners. Today, our customers manufacture hundreds of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively deliver their Intellectual Property into programmable devices. Our expertise in programmable integrated circuits, global supply chain processes, factory integration and IP management and protection helps bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service providers, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow   -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net Sales	$6,533	$9,596	$21,367	$25,955
Cost of goods sold	2,415	3,639	8,584	10,629
Gross margin	4,118	5,957	12,783	15,326
Operating expenses:
Research and development	1,826	1,814	5,550	5,130
Selling, general and administrative	1,888	2,319	6,239	6,300
Total operating expenses	3,714	4,133	11,789	11,430
Operating income	404	1,824	994	3,896
Non-operating income (expense):
Interest income	10	6	26	19
Gain on sale of assets	-	72	4	363
Foreign currency transaction gain (loss)	108	(66)	201	(158)
Total non-operating income	118	12	231	224
Income before income taxes	522	1,836	1,225	4,120
Income tax (expense)	(180)	(108)	(267)	(207)
Net income	$342	$1,728	$958	$3,913

Basic earnings per share	$0.04	$0.21	$0.11	$0.48
Diluted earnings per share	$0.04	$0.20	$0.11	$0.47
Weighted-average basic shares	8,439	8,201	8,361	8,112
Weighted-average diluted shares	8,507	8,467	8,516	8,400

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30, 2018	December 31, 2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,902	$18,541
Trade accounts receivable, net of allowance for
doubtful accounts of $52 and $73, respectively	2,824	3,769
Inventories	4,558	4,168
Other current assets	738	708
TOTAL CURRENT ASSETS	27,022	27,186

Property, plant and equipment – net	2,023	2,458
Income tax receivable	598	598
Other assets	220	45
TOTAL ASSETS	$29,863	$30,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,286	$1,301
Accrued compensation	2,211	3,536
Deferred revenue	1,775	1,787
Other accrued liabilities	794	858
Income taxes payable	358	218
TOTAL CURRENT LIABILITIES	6,424	7,700

Long-term other payables	414	527

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,440,075 shares as of September 30,
2018 and 8,276,813 shares as of December 31, 2017	19,493	18,989
Accumulated earnings	3,047	2,089
Accumulated other comprehensive income	485	982
TOTAL STOCKHOLDERS’ EQUITY	23,025	22,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,863	$30,287

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(in thousands)
Net Income	$342	$1,728	$958	$3,913
Interest (income)	(10)	(6)	(26)	(19)
Taxes	180	108	267	207
Depreciation and amortization	230	306	736	634
EBITDA earnings	$742	$2,136	$1,935	$4,735

Equity compensation	282	173	932	540
Adjusted EBITDA earnings,
excluding equity compensation	$1,024	$2,309	$2,867	$5,275